Exhibit 99.1 PRESS RELEASE, DATED SEPTEMBER 18, 2013, OF ENERSYS

EnerSys Announces Agreement to Acquire Purcell Systems

READING, PA., September 18, 2013- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, today announced that it has entered into an agreement to acquire Purcell Systems, Inc. headquartered in Spokane, WA. The purchase price for this acquisition is $115 million and will be financed using existing cash and credit facilities. The closing of the transaction is subject to customary regulatory and closing conditions being satisfied.
Purcell Systems is a leading designer, manufacturer and marketer of thermally managed electronic equipment and battery cabinet enclosures for customers globally in telecommunication, broadband, utility, rail and military applications.
"We look forward to welcoming the Purcell organization to the EnerSys family and are excited to be able to provide our customers with fully integrated solutions that will ease their equipment deployment process. We look forward to expanding our strategic partnerships with our existing customers and launching the Purcell brand into new and emerging markets," said John D. Craig, chairman, president and chief executive officer of EnerSys. “Purcell's products and services are a natural extension of EnerSys' stored energy market leadership. Purcell sales are currently in excess of $100 million per year and we anticipate that this transaction will be accretive to our earnings by 15 to 20 cents per diluted share in the first year.”

EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power supplies, and numerous applications requiring standby power. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com
More information regarding Purcell Systems can be found at www.purcellsystems.com

For more information, contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800-538-3627

Caution Concerning Forward Looking Statements
This press release and EnerSys' other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include EnerSys' expectations as to future revenue growth and earnings. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond EnerSys' control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure to receive, on a timely basis or otherwise, the required government or regulatory agencies approvals; (iii) the risk that a closing condition to the proposed merger may not be satisfied; (iv) the ability of Purcell Systems to maintain relationships with customers, suppliers and other business partners pending the consummation of the proposed merger; and (v) other factors described in “Risk Factors” and “Caution Concerning Forward Looking Statements” in EnerSys' Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and reports on Forms 10-Q and Forms 8-K thereafter.
The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates, even if subsequently made available by EnerSys or Purcell Systems on their respective websites or otherwise. EnerSys undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.